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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of UnionBanCal Corporation on Form S-4 of our report dated January 15, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in the Company's method of accounting for previously recognized goodwill and intangible assets), incorporated by reference in Registration Statement No. 333-105042 of UnionBanCal Corporation on Form S-4 and appearing in the Annual Report on Form 10-K/A of UnionBanCal Corporation for the year ended December 31, 2002.

San Francisco, California
July 11, 2003

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INDEPENDENT AUDITORS' CONSENT